SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  December 9, 1997

Exact name of Registrant
 as specified in its charter:  Coyote Network Systems, Inc.

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  26025 Mureau Road
                                        Calabasas, CA  91302

Registrant's Telephone Number, Including Area Code:  (818) 878-7711

Registrant's Former Name:  The Diana Corporation

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(b)  New independent accountants

     The Registrant engaged Arthur Andersen LLP as its new independent accountants as of December 9, 1997. During the two most recent fiscal years and through December 9, 1997 the Registrant (or someone on its behalf) has not consulted with Arthur Andersen LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (2) any matter that was either the subject matter of a disagreement or a reportable event.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 COYOTE NETWORK SYSTEMS, INC.
                                        (Registrant)


Date:  December 11, 1997         /s/ Brian A. Robson
                                     Vice President and Controller